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Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

                                                                                             May 27, 2004

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

Ladies and Gentlemen:

        We have acted as counsel to PRIMEDIA Inc., a Delaware corporation (the "Company"), and certain subsidiaries of the Company (the "Subsidiary Guarantors") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) shares of common stock of the Company par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of preferred stock of the Company par value $0.01 per share (the "Preferred Stock"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be either senior ("Senior Debt Securities"), senior subordinated (the "Senior Subordinated Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"); (vii) guarantees of the Subsidiary Guarantors, which may be issued in connection with the Debt Securities (the "Guarantees"); (viii) contracts for the purchase and sale of Common Stock (the "Purchase Contracts"); (ix) Stock Purchase Units of the Company, consisting of a Purchase Contract and either a beneficial interest in Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the "Stock Purchase Units"); (x) Common Stock, Debt Securities and Guarantees that may be issued upon exercise of Securities Warrants (as defined below), Warrant Units (as defined below) or Purchase Contracts, whichever is applicable and (xi) warrant units, consisting of (a) a Securities Warrant and (b) another Security (as defined below). The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants, the Warrant Units and the Stock Purchase Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000.

        The Senior Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Senior Indenture") among the Company, The Bank of New York, as trustee (in such capacity, the "Senior Trustee"), and such Subsidiary Guarantors as shall be named therein, if applicable. The Senior Subordinated Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Senior Subordinated Indenture") among the Company, The Bank of New York, as trustee (in such capacity, the "Senior Subordinated Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The Subordinated Debt Securities and the Guarantees thereof, if applicable, will be issued under an Indenture (the "Subordinated Indenture") among the Company, The Bank of New York, as trustee (in such capacity, the "Subordinated Trustee") and such Subsidiary Guarantors as shall be named therein, if applicable. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

        The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between the Company and such Purchase Contract Agent as shall be named therein (the "Purchase Contract Agent").

        The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the "Securities Warrants." The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Company and the Common Stock Warrant Agent as shall be named therein. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the Company and the Preferred Stock Warrant Agent as shall be named therein. The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the "Senior Debt Security Warrant Agreement") among the Company, the Senior Debt Security Warrant Agent named therein and the Senior Trustee. The Senior Subordinated Debt Security Warrants will be issued under a Senior Subordinated Debt Security Warrant Agreement (the "Senior Subordinated Debt Security Warrant Agreement") among the Company, the Senior Subordinated Debt Security Warrant Agent named therein and the Senior Subordinated Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, the Subordinated Debt Security Warrant Agent named therein and the Subordinated Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Senior Subordinated Debt Security Warrant Agreement and the Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements."

        The Warrant Units consisting of (a) a Securities Warrant and (b) another Security will be issued pursuant to a warrant unit agreement (the "Warrant Unit Agreement") to be entered into by and between the Company and a warrant unit agent, and, if the Warrant Unit includes a Debt Security, the Trustee under the Indenture governing such Debt Security. Each party to a Warrant Agreement or a Warrant Unit Agreement other than the Company is referred to hereinafter as a "Counterparty."

        We have examined the Registration Statement, a form of the share certificate and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

        In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be the valid and legally binding obligation of the Trustees thereunder; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; and (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

        We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees thereof, if applicable, the Indentures will have been duly authorized, executed and delivered by the Company and each Guarantor, if applicable.

        We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.

        We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement or the related Warrant Unit Agreement, as applicable, will have been duly authorized, executed and delivered by the Company.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          1.     With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

          2.     With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3.     With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          4.     With respect to the Guarantees, assuming (a) the taking of all necessary corporate or partnership action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

          5.     With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          6.     With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and

  (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          7.     With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Stock Purchase Units and (3) the issuance and terms of the Debt Securities that are a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts and (3) such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and the applicable Indenture, in the case of such Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          8.     With respect to the Warrant Units, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve (i) the issuance and terms of the Warrant Units, (ii) the execution and delivery of the Warrant Unit Agreement with respect to the Warrant Units, (iii) the execution and delivery of the Warrant Agreement with respect to the Securities Warrants which are a component of the Warrant Units and (iv) the issuance and terms of the Securities which are a component of the Warrant Units, the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Designations with respect any shares of Preferred Stock which are components of the Warrant Unit and (c) the due execution, authentication (in the case of any Debt Securities which are components of the Warrant Units), issuance and delivery of the (i) Warrant Units, (ii) such Securities Warrants, (iii) such shares of Preferred Stock and (iv) such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, Warrant Unit Agreement and Indenture (in the case of Debt Securities which are components of such Warrant Units), and such agreement, the Warrant Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

        Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

        We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, to the extent set forth herein, the law of the States of California and Connecticut and the Commonwealth of Pennsylvania. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (1) the law of the State of California, (2) the law of the State of Connecticut and (3) the law of the Commonwealth of Pennsylvania, we have relied upon (x) the opinion of Gelfand Stein & Wasson LLP, (y) the opinion of Day, Berry & Howard

LLP and (z) the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, respectively, each dated the date hereof.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours, /s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP

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